UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 21, 2013, The Middleby Corporation, a Delaware corporation (the “Company”), along with Middleby Marshall Inc., a Delaware corporation (“MMI”), entered into an Employment Agreement (the “Agreement”) with Timothy J. FitzGerald.  The Agreement supersedes and terminates his previous employment agreement dated March 1, 2010.

Pursuant to the Agreement, which has a term ending on December 31, 2017, Mr. FitzGerald will continue to serve as Vice President and Chief Financial Officer of the Company and MMI.  Mr. FitzGerald will receive a base salary of $575,000 and shall be eligible to participate in the Company’s Value Creation Incentive Plan.

Under the Agreement, Mr. FitzGerald’s employment may be terminated by the Company or by Mr. FitzGerald at any time.  If the Company terminates Mr. FitzGerald’s employment without “cause” (as defined in the Agreement), or if Mr. FitzGerald resigns his employment due to a material diminution of his duties as Chief Financial Officer, Mr. FitzGerald will be entitled to a lump sum payment equal to three times the sum of: (a) his annual base salary as in effect immediately prior to the date of termination and (b) the greater of (i) the amount of his annual bonus paid under the Company’s Value Creation Incentive Plan with respect to the full calendar year immediately prior to the date of termination and (ii) the average of the annual bonuses paid to him under the Value Creation Incentive Plan for each of the three calendar years immediately prior to the date of termination.  In the event that Mr. FitzGerald’s employment is terminated without cause, or due to his death or disability, to the extent that incentive compensation would be earned and payable under the Value Creation Incentive Plan had Mr. FitzGerald remained employed on the last day of the fiscal year of termination, Mr. FitzGerald would be entitled to receive a pro-rated payout based on the number of days he was employed during the fiscal year of such termination.

In the event that any amount payable to Mr. FitzGerald  is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on “excess parachute payments”  under the Internal Revenue Code (an “Excise Tax”), the Agreement provides that Mr. FitzGerald’s payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent that such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated March 21, 2013, among The Middleby Corporation, Middleby Marshall Inc. and Timothy J. FitzGerald

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: March 25, 2013	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated March 21, 2013, among The Middleby Corporation, Middleby Marshall Inc. and Timothy J. FitzGerald